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As filed with the Securities and Exchange Commission on October 4, 2006.

Registration No. 333-131857

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 8
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Lightspace Corporation
(Name of Registrant in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	7373 (Primary Standard Industrial Classification Code Number)	04-3572975 (I.R.S. Employer Identification Number)
529 Main Street, Suite 330 Boston, Massachusetts 02129 617.868.1700 • Fax 617.242.1440 (Address and telephone number of principal executive offices)	529 Main Street, Suite 330 Boston, Massachusetts 02129 (Address of principal place of business)

Gary Florindo
Lightspace Corporation
529 Main Street, Suite 330
Boston, Massachusetts 02129
617.868.1700 • Fax 617.242.1440
(Name, address and telephone number of agent for service)

Copies to:
James Kardon, Esq. Hahn & Hessen LLP 488 Madison Avenue New York, New York 10022 212.478.7200 • Fax 212.478.7400	Bernard S. Carrey, Esq. Thompson Hine LLP 335 Madison Avenue New York, New York 10017 212.908.3916 • Fax 212.344.6101

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this registration statement becomes effective.

        If any securities being offered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    ☐

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

        This Amendment No. 8 to the Registration Statement on Form S-1 of Lightspace Corporation ("Amendment No. 7") does not relate to the contents of the preliminary prospectus contained in our Registration Statement on Form S-1, which is not amended hereby. Accordingly, this Amendment No. 8 does not include a copy of our preliminary prospectus. This Amendment No. 8 is being filed solely for the purpose of submitting Exhibit 23.2—Consent of Miller Wachman, LLP.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

SEC registration fee	$1,518
NASD filing fees	$3,085
Legal fees and expenses	$325,000	*
Accounting fees and expenses	$89,000	*
State securities laws filing fees and expenses	$1,500	*
Transfer agent's fees	$5,000	*
Printing and engraving	$66,500	*
Miscellaneous	$4,500	*
Total	$496,103	*

*
Estimated

Item 14. Indemnification of Directors and Officers.

        Section 145(a) of the Delaware General Corporation Law provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

        Section 145(b) of the Delaware General Corporation Law provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or other adjudicating court shall deem proper.

        Section 145(g) of the Delaware General Corporation Law provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the Delaware General Corporation Law.

        Our bylaws provide for the indemnification of our directors, officers, employees or agents who are successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, expenses, including attorney's fees actually or reasonably incurred by him. Our certificate of incorporation eliminates the personal liability of directors to Lightspace or any stockholders for damages for a breach of fiduciary duty, except for acts or omissions involving intentional misconduct, fraud or a knowing violation of law. We have not purchased insurance against costs which may be incurred by us pursuant to these indemnification provisions, nor do we insure our officers or directors against liabilities incurred by them in the discharge of their functions as such officers and directors of Lightspace.

        Reference is also made to the underwriting agreement filed as exhibit 1.1 to the registration statement for information concerning the underwriter's obligation to indemnify Lightspace and its officers and directors, in certain circumstances, and Lightspace's obligation and the obligation to indemnify the underwriter.

        The Exchange Agreement relating to the Exchange contains provisions pursuant to which each holder of Series A Preferred Stock and Existing Notes severally agrees to indemnify us, any person controlling us within the meaning of Section 15 of the Securities Act of 1933 (the "Securities Act"), or Section 20 of the Exchange Act, each of our directors, and each officer who signs this registration statement with respect to information relating to such holder furnished in writing to us by or on behalf of such holder specifically for inclusion in this registration statement.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing indemnification provisions, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities.

Convertible and Equity Securities

        During the past three years, Lightspace has sold shares of its capital stock in the following transactions, each of which was exempt from the registration requirements of the Securities Act pursuant to the exemptions listed below. All share amounts and exercise prices relating to Lightspace capital stock have been adjusted to give effect to the one for 2.5 reverse stock split.

        In July of 2003, we issued to Pankaj Tandon 40,000 shares of our common stock at a price of $9.03 per share for aggregate proceeds of $361,000. No selling commission or other compensation was paid in connection with the sale of common stock.

        In December of 2003, we issued to Mr. Tandon, 100,000 shares of our Series A Preferred Stock at a price of $10.25 per share for aggregate proceeds of $1,025,000. Each share of Series A Preferred Stock was convertible into four-tenths of a share of common stock. No selling commission or other compensation was paid in connection with the sale of preferred stock.

        In April of 2004 in connection with the issuance of a $100,000 unsecured convertible demand note to our former CEO, A. Kennedy Lang and a $500,000 unsecured convertible demand note to Mr. Tandon, we issued 40,975 three-year warrants to purchase 40,975 shares of our Series A Convertible Preferred Stock at an exercise price of $10.25 per warrant. No selling commission or other compensation was paid in connection with the issuance of notes and warrants.

        From August 2004 to October 2004, we issued to Mr. Tandon and to three additional unaffiliated individuals, 33,732 shares of our Series A Convertible Preferred Stock at a price of $10.25 per share for aggregate proceeds of $345,754. Each share of Series A Preferred Stock was convertible into four-tenths of a share of common stock. No selling commission or other compensation was paid in connection with the sale of preferred stock.

        In December of 2004 in connection with the issuance of $435,000 in unsecured term convertible bridge notes to eleven prospective investors, including Casimir Capital, Source One, Oaks Enterprises and eight unaffiliated individuals, we issued 16,877 five-year warrants to purchase 16,877 shares of our common stock at an exercise price of $15.00 per warrant. No selling commission or other compensation was paid in connection with the issuance of notes and warrants.

        In June of 2005 in connection with the issuance of $366,000 in unsecured term convertible bridge notes to Mr. Tandon, we issued 42,000 five-year warrants to purchase 42,000 shares of our common stock at an exercise price of $12.50 per warrant. No selling commission or other compensation was paid in connection with the issuance of notes and warrants.

        In June of 2005, we issued to Mr. Tandon 12,000 shares of our common stock upon the conversion of a $90,000 of demand note at an agreed and negotiated conversion rate of $7.50. No selling commission or other compensation was paid in connection with the sale of preferred stock.

        In July of 2005, in connection with their personal guarantees of our debt, we issued to Mr. Lang and David Hoch, a cofounder and former officer, 23,463 five-year warrants to purchase 23,463 shares of our common stock at an exercise price of $7.50 per warrant. No selling commission or other compensation was paid in connection with the issuance of warrants.

        In September of 2005, in connection with the extension of payment terms of a demand note, we issued to Mr. Tandon 17,600 five-year warrants to purchase 17,600 shares of our common stock at an exercise price of $7.50 per warrant. No selling commission or other compensation was paid in connection with the issuance of warrants.

        Pursuant to the Exchange Agreement, as of April 27, 2006, we converted our outstanding obligations under the notes described below, other than the Bridge Notes and the Senior Notes, into shares of common stock, Exchange Warrants and the Lang Note. $1,401,000 in principal face amount of convertible Existing Notes were converted into 676,333 shares of common stock and Exchange Warrants to purchase 75,754 shares of common stock at an exercise price of $7.50 per share. $1,538,234 in principal face amount of demand Existing Notes were converted into 868,532 shares of common stock, Exchange Warrants to purchase 1,011,063 shares of common stock at exercise prices that range from $0.80 to $7.50 per share and the Lang Note, in the principal face amount of $237,381. In addition, outstanding warrants to purchase shares of Series A Preferred Stock were converted into Exchange Warrants to purchase 32,780 shares of common stock at an exercise price of $7.50 per share. No selling commission or other compensation was paid in connection with the Exchange.

        Pursuant to a Bridge Note Conversion Offer and Notice, dated April 27, 2006, as of May 3, 2006, we converted the outstanding Bridge Notes into 3,110,585 shares of common stock and Unit Warrants to purchase 4,665,877 shares of common stock at exercise prices that range from $1.00 to $1.63 per share. No selling commission or other compensation was paid in connection with the Bridge Note Conversion.

Debt Securities

        From January 1, 2003 to March 31, 2003, we issued a $50,000 secured demand note to Mr. Lang. The note bore interest at 4% per annum. No selling commission or other compensation was paid in connection with the issuance of the note.

        From April 1, 2003 to June 30, 2003, we issued $145,000 in principal amount of secured demand notes to Mr. Lang. The notes bore interest at 4% per annum. No selling commission or other compensation was paid in connection with the issuance of the notes.

        From September 1, 2003 to December 31, 2003, we issued a $40,000 secured demand note to Mr. Lang. The note bore interest at 4% per annum. No selling commission or other compensation was paid in connection with the issuance of the note.

        From April 1, 2004 to June 30, 2004, we issued $300,000 in principal amount of unsecured demand notes to Mr. Lang and $300,000 in principal amount of unsecured demand notes to Mr. Tandon. The notes bore interest at 10% per annum. No selling commission or other compensation was paid in connection with the issuance of the notes.

        From July 1, 2004 to September 30, 2004, we issued $562,310 in principal amount of secured demand notes to Mr. Lang, $28,000 in principal amount of a secured demand note to Mr. Hoch, and $50,000 in principal amount of a secured demand note to an unaffiliated individual. The notes bore interest at 10% per annum. No selling commission or other compensation was paid in connection with the issuance of the notes.

        From October 1, 2004 to December 31, 2004, we issued $130,000 in principal amount of secured demand notes to Mr. Lang. The notes bore interest at 10% per annum. No selling commission or other compensation was paid in connection with the issuance of the notes.

        From January 1, 2005 to March 31, 2005, we issued $28,000 in principal amount of secured demand notes to Mr. Lang and $303,000 in principal amount of secured demand notes to L Ventures, an affiliate of Mr. Lang, and $3,000 in principal amount of a secured demand note to an officer and stockholder. The notes bore interest at 10% per annum. No selling commission or other compensation was paid in connection with the issuance of the notes.

        From April 1, 2005 to June 30, 2005, we issued a $60,158 unsecured demand note to Mr. Lang, a $50,000 secured demand note to an unaffiliated individual and a $250,000 secured and guaranteed demand note to Prime Resource Inc. ("Prime"). The $250,000 secured and guaranteed note was convertible, at the option of the holder, into our common stock at terms to be determined in the next sale of equity securities. The note issued to Prime bore interest at 8% per annum and the other notes bore interest at 10% per annum. No selling commission or other compensation was paid in connection with the issuance of the notes.

        From July 1, 2005 to December 31, 2005, we issued $1,450,000 in principal amount of Bridge Notes to Prime AIGH Investment Partners, LLC ("AIGH"), Blue & Gold Enterprises, Inc. and five unaffiliated individuals. Concurrent with the signing of the related senior note security agreement, all existing secured note holders agreed to subordinate their security position to the Bridge Notes. The Bridge Notes were convertible, at the option of the holders, into our common stock at terms to be determined in the next sale of equity securities. The notes bore interest at 8% per annum.

        From January 1, 2006 to March 31, 2006, we issued $700,000 in principal amount of Bridge Notes to AIGH, Herschel Berkowitz and an unaffiliated individual and $20,000 in principal amount of Senior Notes to AIGH. The Bridge Notes bore, and the Senior Notes bear, interest at 8% per annum. No selling commission or other compensation was paid in connection with the issuance of the Senior Notes.

        We incurred an aggregate of $312,000 in private placement fees, payable to Griffin Securities, Inc., in connection with the issuance of the Bridge Notes.

        From April 1, 2006 to September 28, 2006, we issued an aggregate of $1,167,000 in principal amount of Senior Notes to AIGH, $100,000 in principal amount of Senior Notes to Herschel Berkowitz, another principal stockholder, $50,000 in principal amount of Senior Notes to an unaffiliated person and $25,000 in principal amount of Senior Notes to each of Joshua Hirsch, also a stockholder, and James Kardon, a partner at Hahn & Hessen LLP, our counsel. The notes bear interest at 8% per annum. No selling commission or other compensation was paid in connection with the issuance of the Senior Notes.

        Pursuant to the Exchange Agreement, as of April 27, 2006, we issued the Lang Note to Mr. Lang. The Lang Note bears interest at a rate of 8% per annum and is payable by us only if we achieve two consecutive quarters of positive EBITDA aggregating $1,000,000, Lightspace is sold, or we raise in a registered public offering of equity cash proceeds of at least $10 million, in each case prior to December 31, 2008.

        In each of the above transactions, other than the Exchange and the Bridge Note Conversion, the registrant relied on Rule 506 of Regulation D or Section 4(2) of the Securities Act for exemption from the registration requirements of the Securities Act. Each purchaser of our securities was furnished a private placement memorandum and each had the opportunity to verify the information supplied. Additionally, we obtained a signed representation from each of the purchasers in connection with the offering of our securities of his, her or its intent to acquire such securities for the purpose of investment only, and not with a view toward the subsequent distribution thereof. Furthermore, each purchaser who was an accredited investor provided a signed representation as to his status as an accredited investor as defined in Rule 501 and Section 4(6) of the Securities Act. In addition, each of the certificates or other evidence representing the securities sold carries a legend restricting transfer of the securities represented thereby.

        The registrant relied on Section 3(a)(9) of the Securities Act for exemption of the Exchange and the Bridge Note Conversion from the registration requirements of the Securities Act.

Shares to Service Provider

        In July of 2003, we granted a total of 532 shares of common stock at a per share price of $9.03 to a service provider in the United States in connection with certain accounting services provided to Lightspace. This transaction was exempt from registration under Section 4(2) of the Securities Act, as amended. The recipient was a service provider with whom we had a pre-existing business relationship.

Grants of Options

        Periodically, we have issued options to purchase shares of common stock to bona fide employees, officers, directors and consultants who have provided services to Lightspace in transactions exempt under the Securities Act. All of such issuances were made pursuant to a plan adopted by us.

        In September of 2005 we granted options for 72,080 shares of our common stock to nine employees, one officer/director and one officer. All such options are exercisable for a period of ten years commencing from date of issuance. All options are exercisable at the price of $0.83 per share. No selling commission or other compensation was paid in connection with such grants. Such grants were exempt from registration under the Securities Act provided by Section 4(2) thereof and Regulation 701 promulgated under the Securities Act.

        In July 2006, we granted options pursuant to our 2006 Stock Incentive Plan for 1,736,810 shares of common stock to officers and key employees. All such options are exerciseable for a period of ten years and vest over a three-year period. All options are exerciseable at a price of $0.80 per share.

Item 16. Exhibits.

Exhibit Number	Description
1.1	Form of Underwriter's Agreement†
1.2	Form of Underwriter's Warrant†
1.3	Form of Warrant Agreement†
1.4	Form of Subscription Notice†
3.1	[omitted]
3.2	Second Amended and Restated Certificate of Incorporation of the Registrant†
3.3	Amended and Restated By-Laws of the Registrant†
4.1	Form of Certificate of Common Stock of Registrant†
4.2	Form of Warrant†
4.3	Form of Bridge Note†
4.4	Security Agreement†
4.5	Form of Senior Note†
4.6	Form of Unit†
4.7	Form of Convertible Existing Note†
4.8	Form of Existing Warrant†
4.9	Form of Demand Existing Note†
4.10	Form of Secured Existing Note†
4.11	Form of Amendment to Senior Note†
5.1	Opinion of Hahn & Hessen LLP, as to the legality of the securities being registered†
10.1	Lease Agreement between Lightspace and The Schrafft's Nominee Trust†
10.2	Exchange Agreement†
10.3	2005 Stock Incentive Plan†
10.4	Form of Stock Option Agreement relating to the 2005 Stock Incentive Plan†
10.5	Form of Lockup Agreement†
10.6	2006 Stock Incentive Plan†
10.7	Form of Escrow Agreement†
10.8	Severance Agreement between Lightspace and Andrew Kennedy Lang†
10.9	Manufacturing Agreement between Lightspace and IntegraTECH Solutions Corp. (portions omitted pursuant to request for confidential treatment)*
10.10	Proposal for Transaction with Immersive Promotions†
10.11	Form of Purchase Order with Suntron†
10.12	Manufacturing Contract with Mechatron (Terminated)†
10.13	Purchase Orders with Significant Customers†
23.1	Consent of Hahn & Hessen LLP (included in Exhibit 5.1)†
23.2	Consent of Miller Wachman, LLP*
24.1	Power of Attorney†

*
Filed herewith.

†
Previously filed.

Item 17. Undertakings.

        Rule 415 Offering.    The registrant will:

        (1)   File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

    (i)
    include any prospectus required by Section 10(a)(3) of the Securities Act;

    (ii)
    reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

    (iii)
    include any additional or changed material information on the plan of distribution.

        (2)   For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

        (3)   File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

        (4)   For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i)
    any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

    (ii)
    any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

    (iii)
    the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

    (iv)
    any other communication in the offering made by the undersigned registrant to the purchaser.

        (5)   That, for the purpose of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date that it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of a registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or a prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

        Equity Offerings of Non-reporting Registrant.    The registrant will provide the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

        Request for Acceleration of Effective Date.    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

        In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        Reliance on Rule 430A.    The registrant hereby undertakes that it will:

        (1)   for determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective; and

        (2)   for determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and the offering of the securities at that time as the initial bona fide offering of those securities.

SIGNATURES

        In accordance with the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Boston, Commonwealth of Massachusetts, on October 4, 2006.

LIGHTSPACE CORPORATION
By:	/s/ GARY FLORINDO Gary Florindo Chief Executive Officer, President and Sole Director

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ GARY FLORINDO Gary Florindo Chief Executive Officer, President and Sole Director (Principal Executive Officer) October 4, 2006
/s/ JAMES CRAIG LOUNEY James Craig Louney Vice President, Chief Financial Officer and Assistant Secretary (Principal Financial Officer and Principal Accounting Officer) October 4, 2006

INDEX TO EXHIBITS

Exhibit Number	Description
1.1	Draft Form of Underwriter's Agreement†
1.2	Form of Underwriter's Warrant†
1.3	Form of Warrant Agreement†
1.4	Form of Subscription Notice†
3.1	[omitted]
3.2	Second Amended and Restated Certificate of Incorporation of the Registrant†
3.3	Amended and Restated By-Laws of the Registrant†
4.1	Form of Certificate of Common Stock of Registrant†
4.2	Form of Warrant†
4.3	Form of Bridge Note†
4.4	Security Agreement†
4.5	Form of Senior Note†
4.6	Form of Unit†
4.7	Form of Convertible Existing Note†
4.8	Form of Existing Warrant†
4.9	Form of Demand Existing Note†
4.10	Form of Secured Existing Note†
4.11	Form of Amendment to Senior Note†
5.1	Opinion of Hahn & Hessen LLP, as to the legality of the securities being registered†
10.1	Lease Agreement between Lightspace and The Schrafft's Nominee Trust†
10.2	Exchange Agreement†
10.3	2005 Stock Incentive Plan†
10.4	Form of Stock Option Agreement relating to the 2005 Stock Incentive Plan†
10.5	Form of Lockup Agreement†
10.6	2006 Stock Incentive Plan†
10.7	Form of Escrow Agreement†
10.8	Severance Agreement between Lightspace and Andrew Kennedy Lang†
10.9	Manufacturing Agreement between Lightspace and IntegraTECH Solutions Corp. (portions omitted pursuant to request for confidential treatment)*
10.10	Proposal for Transaction with Immersive Promotions†
10.11	Form of Purchase Order with Suntron†
10.12	Manufacturing Contract with Mechatron (Terminated)†
10.13	Purchase Orders with Significant Customers†
23.1	Consent of Hahn & Hessen LLP (included in Exhibit 5.1)†
23.2	Consent of Miller Wachman, LLP*
24.1	Power of Attorney†

*
Filed herewith

†
Previously filed.

QuickLinks

EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 13. Other Expenses of Issuance and Distribution.
  Item 14. Indemnification of Directors and Officers.
  Item 15. Recent Sales of Unregistered Securities.
  Item 16. Exhibits.
  Item 17. Undertakings.
SIGNATURES
INDEX TO EXHIBITS